Exhibit 24

                                          February 17, 1999



      I, Steven V. Lant, Corporate Secretary of Central Hudson Gas & Electric Corporation, hereby certify that at the meeting of the Board of Directors of Central Hudson Gas & Electric Corporation, a corporation organized under the laws of the State of New York, duly called and held at the office of said Corporation, 284 South Avenue, in the City of Poughkeepsie, State of New York, on January 29, 1999, at which a quorum was present and voting throughout, the following resolution was unanimously and duly adopted and is now in full force and effect:

                  RESOLVED,  that  the  Annual  Report  to  the  Securities  and
            Exchange Commission, on Form 10-K, for the year ended December 31, 1998, in the form presented to this meeting, be and the same hereby is in all respects approved; and that the Chairman of the Board and the officers of this Corporation be and they hereby are authorized in the name and on behalf of this Board of Directors and this Corporation to execute said Form 10-K Report, in the form presented to this meeting, and that the officers and Directors of this Corporation be and they hereby are requested and authorized to join in the execution of said Form 10-K Report, and that the Chairman of the Board and the officers of this Corporation be and they hereby are authorized and directed to file or cause to be filed as required or permitted by law said Form 10-K, together with appropriate
            Exhibits, as required in connection therewith, subject to such changes therein as the Chairman of the Board and the officers of this Corporation, advised by counsel, may deem necessary or appropriate to comply with the requirements of the Securities and Exchange Commission; and to do and cause to be done any and all things necessary or appropriate to effect the filing of said Form 10-K and any amendments thereto.

      IN WITNESS WHEREOF, I have hereunto set my hand as Corporate Secretary of Central Hudson Gas & Electric Corporation and affixed its corporate seal this 17th day of February, 1999.



                                    /s/     Steven V. Lant
                                   ____________________________________

                                            Steven V. Lant
                                          Corporate Secretary